EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 I.R.S. employer identification no.)

505 Main Street, Suite 301 Fort Worth, Texas (Address of principal executive offices)	76102 (Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-172

Sixth and Marquette, 17th Floor

Minneapolis, MN 55479

(Name, address and telephone number of agent for service)

U.S. Concrete, Inc. and Guarantors listed below

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0586680 (I.R.S. employer identification no.)

2925 Briarpark, Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

8  3/8% Senior Subordinated Notes due 2014

(Title of the indenture securities)

AFTM CORPORATION

(Guarantor)

Michigan (State or other jurisdiction of incorporation or organization)	38-3246838 (I.R.S. employer identification no.)

AMERICAN CONCRETE PRODUCTS, INC.

(Guarantor)

California (State or other jurisdiction of incorporation or organization)	94-2623187 (I.R.S. employer identification no.)

ATLAS-TUCK CONCRETE, INC.

(Guarantor)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-0741542 (I.R.S. employer identification no.)

BEALL INDUSTRIES, INC.

(Guarantor)

Texas (State or other jurisdiction of incorporation or organization)	75-2052872 (I.R.S. employer identification no.)

BEALL MANAGEMENT, INC.

(Guarantor)

Texas (State or other jurisdiction of incorporation or organization)	75-2879839 (I.R.S. employer identification no.)

CENTRAL CONCRETE SUPPLY CO., INC.

(Guarantor)

California (State or other jurisdiction of incorporation or organization)	94-1181859 (I.R.S. employer identification no.)

CENTRAL PRECAST CONCRETE, INC.

(Guarantor)

California (State or other jurisdiction of incorporation or organization)	94-1459358 (I.R.S. employer identification no.)

EASTERN CONCRETE MATERIALS, INC.

(Guarantor)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1521165 (I.R.S. employer identification no.)

READY MIX CONCRETE COMPANY OF KNOXVILLE

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0616376 (I.R.S. employer identification no.)

SAN DIEGO PRECAST CONCRETE, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0616282 (I.R.S. employer identification no.)

SIERRA PRECAST, INC.

(Guarantor)

California (State or other jurisdiction of incorporation or organization)	94-2274227 (I.R.S. employer identification no.)

SMITH PRE-CAST, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0630673 (I.R.S. employer identification no.)

SUPERIOR MATERIALS, INC.

(Guarantor)

Michigan (State or other jurisdiction of incorporation or organization)	38-1610118 (I.R.S. employer identification no.)

TITAN CONCRETE INDUSTRIES, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0616374 (I.R.S. employer identification no.)

BUILDERS’ REDI-MIX, LLC

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	68-0539884 (I.R.S. employer identification no.)

B.W.B., INC. OF MICHIGAN

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0616244 (I.R.S. employer identification no.)

CENTRAL CONCRETE CORP.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0630676 (I.R.S. employer identification no.)

SUPERIOR CONCRETE MATERIALS, INC.

(Guarantor)

District of Columbia (State or other jurisdiction of incorporation or organization)	52-1046503 (I.R.S. employer identification no.)

BEALL CONCRETE ENTERPRISES, LTD.

(Guarantor)

Texas (State or other jurisdiction of incorporation or organization)	76-0643536 (I.R.S. employer identification no.)

CONCRETE XXIX ACQUISITION, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0630665 (I.R.S. employer identification no.)

CONCRETE XXX ACQUISITION, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0630662 (I.R.S. employer identification no.)

USC ATLANTIC, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0630666 (I.R.S. employer identification no.)

USC MICHIGAN, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0630672 (I.R.S. employer identification no.)

USC GP, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0608060 (I.R.S. employer identification no.)

USC MANAGEMENT CO., L.P.

(Guarantor)

Texas (State or other jurisdiction of incorporation or organization)	76-0608062 (I.R.S. employer identification no.)

WYOMING CONCRETE INDUSTRIES, INC.

(Guarantor)

Delaware (State or other jurisdiction of incorporation or organization)	76-0630668 (I.R.S. employer identification no.)

Item 1. General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington, D.C. 20230

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

San Francisco, CA 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to Exhibit 25.1 to Registration Statement No. 333-87398 filed by Meritage Corp. on May 1, 2002.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 5th day of May, 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melissa Scott

Melissa Scott, Vice President

Exhibit 6

May 5, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melissa Scott

Melissa Scott, Vice President

Exhibit 7a and 7b

Exhiibit 7(a)

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 420 Montgomery Street, San Francisco, CA 94163

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$11,411
Interest-bearing balances		3,845
Securities:
Held-to-maturity securities		0
Available-for-sale securities		17,052
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		516
Securities purchased under agreements to resell		109
Loans and lease financing receivables:
Loans and leases held for sale		14,571
Loans and leases, net of unearned income	172,511
LESS: Allowance for loan and lease losses	1,554
Loans and leases, net of unearned income and allowance		170,957
Trading Assets		6,255
Premises and fixed assets (including capitalized leases)		2,067
Other real estate owned		144
Investments in unconsolidated subsidiaries and associated companies		306
Customers’ liability to this bank on acceptances outstanding		68
Intangible assets
Goodwill		6,814
Other intangible assets		7,501
Other assets		8,858

Total assets		$250,474

LIABILITIES
Deposits:
In domestic offices		$157,695
Noninterest-bearing	44,315
Interest-bearing	113,380
In foreign offices, Edge and Agreement subsidiaries, and IBFs		16,249
Noninterest-bearing	6
Interest-bearing	16,243
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,685
Securities sold under agreements to repurchase		1,613

Dollar Amounts In Millions
Trading liabilities	4,277
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	18,212
Bank’s liability on acceptances executed and outstanding	68
Subordinated notes and debentures	6,742
Other liabilities	7,358

Total liabilities	$226,899

Minority interest in consolidated subsidiaries	60

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	17,709
Retained earnings	4,920
Accumulated other comprehensive income	366
Other equity capital components	0

Total equity capital	23,515

Total liabilities, minority interest, and equity capital	$250,474

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins	Directors
John Stumpf

Exhibit 7(b)

Consolidated Report of Condition of

Wells Fargo Bank Minnesota, National Association

of Sixth Street and Marquette Avenue, Minneapolis, MN 55479

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$1,322
Interest-bearing balances		127
Securities:
Held-to-maturity securities		0
Available-for-sale securities		2,568
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,053
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		14,457
Loans and leases, net of unearned income	27,715
LESS: Allowance for loan and lease losses	284
Loans and leases, net of unearned income and allowance		27,431
Trading Assets		49
Premises and fixed assets (including capitalized leases)		180
Other real estate owned		12
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		22
Intangible assets
Goodwill		291
Other intangible assets		9
Other assets		1,281

Total assets		$48,802

LIABILITIES
Deposits:
In domestic offices		$29,890
Noninterest-bearing	17,097
Interest-bearing	12,793
In foreign offices, Edge and Agreement subsidiaries, and IBFs		4
Noninterest-bearing	0
Interest-bearing	4
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,295
Securities sold under agreements to repurchase		237

Dollar Amounts In Millions
Trading liabilities	2
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,543
Bank’s liability on acceptances executed and outstanding	22
Subordinated notes and debentures	0
Other liabilities	973

Total liabilities	$44,966

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	100
Surplus (exclude all surplus related to preferred stock)	2,134
Retained earnings	1,546
Accumulated other comprehensive income	56
Other equity capital components	0

Total equity capital	3,836

Total liabilities, minority interest, and equity capital	$48,802

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Jon R. Campbell
Marilyn A. Dahl	Directors
Gerald B. Stenson